Calculation of Filing Fee Tables
S-3
Kura Oncology, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.0001 per share	457(r)				0.000087
Fees to be Paid	2	Equity	Preferred Stock, par value $0.0001 per share	457(r)				0.000087
Fees to be Paid	3	Debt	Debt Securities	457(r)				0.000087
Fees to be Paid	4	Other	Warrants	457(r)				0.000087
Fees to be Paid	5	Equity	Common Stock, par value $0.0001 per share	457(o)			$ 150,000,000.00	0.000087	$ 13,050.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 150,000,000.00		$ 13,050.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 13,050.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	There are being registered hereunder such indeterminate number of shares of common stock, such indeterminate number of shares of preferred stock, such indeterminate principal amount of debt securities and such indeterminate number of warrants to purchase common stock, preferred stock or debt securities as may be sold from time to time by the Registrant. The securities registered also include such indeterminate number of shares of common stock, preferred stock and amount of debt securities as may be issued upon conversion of or exchange for debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. The Registrant is relying on Rules 456(b) and 457(r) under the Securities Act, to defer payment of the entire registration fee. In connection with the securities offered hereby, the Registrant will pay "pay-as-you-go registration fees" in accordance with Rule 456(b) under the Securities Act. The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee rate in effect on the date of such fee payment.

[2]	There are being registered hereunder such indeterminate number of shares of common stock, such indeterminate number of shares of preferred stock, such indeterminate principal amount of debt securities and such indeterminate number of warrants to purchase common stock, preferred stock or debt securities as may be sold from time to time by the Registrant. The securities registered also include such indeterminate number of shares of common stock, preferred stock and amount of debt securities as may be issued upon conversion of or exchange for debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. The Registrant is relying on Rules 456(b) and 457(r) under the Securities Act, to defer payment of the entire registration fee. In connection with the securities offered hereby, the Registrant will pay "pay-as-you-go registration fees" in accordance with Rule 456(b) under the Securities Act. The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee rate in effect on the date of such fee payment.

[3]	There are being registered hereunder such indeterminate number of shares of common stock, such indeterminate number of shares of preferred stock, such indeterminate principal amount of debt securities and such indeterminate number of warrants to purchase common stock, preferred stock or debt securities as may be sold from time to time by the Registrant. The securities registered also include such indeterminate number of shares of common stock, preferred stock and amount of debt securities as may be issued upon conversion of or exchange for debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. The Registrant is relying on Rules 456(b) and 457(r) under the Securities Act, to defer payment of the entire registration fee. In connection with the securities offered hereby, the Registrant will pay "pay-as-you-go registration fees" in accordance with Rule 456(b) under the Securities Act. The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee rate in effect on the date of such fee payment.

[4]	See Offering Note 1. The warrants covered by this registration statement may be warrants to purchase common stock, preferred stock and/or debt securities of the Registrant.

[5]	On November 2, 2023, the Registrant filed a registration statement on Form S-3, which was effective upon filing (File No. 333-275279) (the "2023 Registration Statement"), registering, among other securities, the offer and sale of up to $150,000,000 of common stock of the Registrant (the "Original ATM Common Stock") pursuant to a sales agreement, dated November 2, 2023, with Leerink Partners LLC and Cantor Fitzgerald & Co. Pursuant to Rule 457(p) under the Securities Act, the registration fee applicable to the Original ATM Common Stock, in the amount of $22,140, was offset in part by $15,339.92 in registration fees previously paid by the Registrant with respect to the securities registered (the "2020 Securities") but not issued pursuant to a registration statement on Form S-3, declared effective on August 18, 2020 (File No. 333-241663) filed by the Registrant on August 6, 2020 (the "2020 Registration Statement"). The remaining unused registration fee paid in connection with the 2020 Registration Statement and the 2020 Securities was $23,600.08, which amount was transferred to and considered paid in connection with the 2023 Registration Statement, pursuant to Rule 457(p). Pursuant to the 2023 Registration Statement, the Registrant sold $32,408,074.80 of Original ATM Common Stock, which equates to an associated registration fee of $4,783.43 based on the total registration fee paid in connection with the filing of the 2023 Registration Statement. Accordingly, the aggregate unused registration fees considered paid in connection with the 2023 Registration Statement and the Original ATM Common Stock are $40,956.65. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $13,050 applicable to the $150,000,000 of common stock of the Registrant being registered hereby is offset by $13,050 in registration fees previously paid by the Registrant with respect to Original ATM Common Stock that were registered but not issued pursuant to the 2023 Registration Statement. Accordingly, no registration fees are being paid at this time. Concurrently with the filing of this registration statement, any offering of unsold Original ATM Common Stock pursuant to the 2023 Registration Statement is hereby terminated. Pursuant to Rule 457(p) under the Securities Act, the remaining unused fees from the 2023 Registration Statement ($27,906.65) will be applied to the fees payable pursuant to this registration statement under the applicable prospectus supplement.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Kura Oncology, Inc.	S-3	333-275279	11/02/2023		$ 13,050.00	Equity	Common Stock		$ 117,591,925.20
Fee Offset Sources	2	Kura Oncology, Inc.	S-3	333-241663		08/06/2020						$ 38,940.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	See Note (5) under Table 1 above.

Offset Note
[2]	See Note (5) under Table 1 above.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date